EX99.1

AZZ incorporated enters into an Agreement to acquire a Canadian Galvanizing Company

Acquisition will facilitate our expansion into a new strategic geographic area and increases our total network of plants to 34 galvanizing facilities in 17 states and 1 Canadian Province.

Dana Perry, Senior Vice President – Finance and CFO
                AZZ incorporated 817-810-0095
Internet:  www.azz.com

Lytham Partners 602-889-9700
Joe Dorame, Joe Diaz or Robert Blum
Internet:  www.lythampartners.com

January 20, 2012 – FORT WORTH, TX - AZZ incorporated (NYSE:AZZ), a manufacturer of electrical products and a provider of galvanizing services, today announced that it has entered into an agreement to acquire substantially all of the assets of Galvan Metals, Inc. in Montreal, Canada. The acquisition, which is subject to customary closing conditions, is anticipated to close on January 31, 2012 and is a part of the stated AZZ strategy to continue the geographic expansion of its served markets that should provide a basis for continued growth of the Galvanizing Services Segment of the Company.  AZZ has effectively doubled its network of plants in the past 5 years and continues to seek out additional expansion opportunities.

“Not only does this acquisition represent an addition of another successful operating plant, but opens up a strategic geographic area that has the potential for additional growth and expansion. Founded in 1966, Galvan’s rich heritage of providing a superior level of service and support to their customers complements our existing strategy and facilities.  Certainly, the pride and integrity with which it has been operated is consistent with the philosophy and methodology that AZZ employs in our current operations. We anticipate that the acquisition will be accretive in the first year of operation. We appreciate the opportunity to continue the proud tradition of customer service that has been sustained by the current ownership.  Joseph Mancuso and John Mancuso, Jr., the current senior operating team, have agreed to join AZZ.” stated David H. Dingus, president and chief executive officer of AZZ incorporated.

AZZ incorporated is a specialty electrical equipment manufacturer serving the global markets of power generation, transmission and distribution and industrial, as well as, a leading provider of hot dip galvanizing services to the steel fabrication market nationwide.

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2011 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

--END--